FACTORING AND SECURITY AGREEMENT

THIS FACTORING AND SECURITY AGREEMENT is made as of ___, 2009 by and between **Skinny Nutritional Corporation** ("Seller") and **United Capital Funding Corp.** ("Purchaser").

1. Definitions and Index to Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

1.1. **"Active Account Debtor"** – An Account Debtor of Seller which owes a Purchased Account to Purchaser.

1.2. **"Advance Rate"** – Eighty-five (85%).

1.3. **"Avoidance Claim"** - any claim that any payment received by Purchaser is avoidable under the Bankruptcy Code or any other debtor relief statute.

1.4. **"Chosen State:** - Florida.

1.5. **"Clearance Days"** - three banking days.

1.6. **"Closed"** - a Purchased Account is closed upon receipt of full payment by Purchaser from a Payor or from the Seller (including its being charged to the Reserve Account).

1.7. **"Collateral"**- all Seller's now owned and hereafter acquired Accounts and Inventory.

1.8. **"Complete Termination"** – Complete Termination occurs upon satisfaction of the following conditions:

1.8.1. Payment in full of all Obligations of Seller to Purchaser;.

1.9. **"Eligible Account"** - an Account that is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.

1.10. **"Events of Default"** - see Section 17.1.

1.11. **"Exposed Payments"** – payments received by Purchaser from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor's deposit account within ninety days of the commencement of said bankruptcy case.

1.12. **"Face Amount"** - the face amount due on an Account at the time of purchase.

1.13. **"Factoring Fee"** - the Factoring Fee Percentage multiplied by the Face Amount of a Purchased Account, for each Factoring Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the end of the Initial Fee Period to and including the date on which a Purchased Account is Closed.

1.14. **"Factoring Fee Percentage"** – Three tenths of one percent (.3%).

1.15. **"Factoring Fee Period"** - 5 days.

1.16. **"Initial Fee"** – Three tenths of one percent (.3%) of the Face Amount.

1.17. **"Initial Fee Period"** - 5 days from the Purchase Date.

1.18. **"Insolvent"** - An Account Debtor has become Insolvent if it is the subject of (i) a petition under any state or federal debtor relief or liquidation statute filed within the Insolvency Period, or (ii) a proceeding under Chapters 11 or 13 of the Bankruptcy Code filed on or before the Purchase Date, the conversion of said case to or under Chapter 7 thereunder within the Insolvency Period.

1.19. **"Insolvency Period "** - the earlier of (i) sixty days from the Invoice Date, or (ii) the date on which the Seller could be required to repurchase an account under the section hereof entitled "Repurchase of Accounts."

1.20. **"Invoice"** - the document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

1.21. **"Late Charge"** – One tenth of one percent (.10%) per day.

1.22. **"Late Payment Date"** - ninety (90) days from the date on which a Purchased Account was created.

1.23. **"Maximum Amount"** - $2,000,000.

1.24. **"Minimum Advance Amount"** - $0.

1.25. **"Minimum Funding Fee"** - $0.

1.26. **"Misdirected Payment Fee"** - 10% of the amount of any payment (but in no event less than $200) on account of a Purchased Account (and, after the occurrence of an Event of Default, payments on accounts of any Account) which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller.

1.27. **"Missing Notation Fee"** – Ten percent (10%) of the Face Amount.

1.28. **"Obligations"** - all present and future obligations owing by Seller to Purchaser arising hereunder, and whether arising before, during or after the commencement of any bankruptcy case in which Seller is a Debtor.

1.29. **"Party" or "Parties"** – each individually and collectively, Seller and Purchaser.

1.30. **"Payor"** - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.

1.31. **"Purchase Date"** - the date on which Seller has been advised that Purchaser has agreed to purchase an Account.

1.32. **"Purchase Price"** - the Face Amount of a Purchased Account less the Initial Fee.

1.33. **"Purchased Accounts"** - Accounts purchased hereunder which have not been Closed.

1.34. **"Repurchased"** - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

1.35. **"Required Reserve Amount"** - the Reserve Percentage multiplied by the unpaid balance of Purchased Accounts

1.36. **"Reserve Account"** - a bookkeeping account on the books of the Purchaser representing the portion of the Purchase Price which has not been paid by Purchaser to Seller, maintained by Purchaser to ensure Seller's performance with the provisions hereof.

1.37. **"Reserve Percentage"** –Fifteen percent (15%).

1.38. **"Reserve Shortfall"** - the amount by which the Reserve Account is less than the Required Reserve Amount.

1.39. **"Schedule of Accounts"** - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this Agreement.

1.40. **"Term"** – A one (1) year period, computed from the date hereof.

1.41. **"Termination Notice"** – See Section 20.2.

1.42. **"Termination Notice Period"** – See Section 20.2.

1.43. "UCC" – The Uniform Commercial Code as adopted in the Chosen State.

2. **Sale; Purchase Price; Billing**

2.1. **Assignment and Sale.**

2.1.1. Seller shall offer to sell to Purchaser as absolute owner such of Seller's Accounts as are listed from time to time on Schedules of Accounts. Upon purchase, Purchaser will assume the risk of non-payment on Purchased Accounts, so long as the cause of non-payment is **solely** due to an Account Debtor becoming Insolvent.

2.1.2. Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account, as Purchaser shall from time to time request.

2.1.3. Purchaser may, but need not purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts.

2.1.4. Purchaser does not intend to purchase any Account which will cause the unpaid balance of Purchased Accounts to exceed the Maximum Amount.

2.1.5. Purchaser shall pay the Purchase Price, of any Purchased Account, less any amounts due to Purchaser from Seller, within one (1) business day of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

2.1.6. Notwithstanding anything to the contrary contained herein, Purchaser shall not make any payment to Seller in an amount less than the Minimum Advance Amount, except upon the request of Seller, whereupon Seller shall pay the Minimum Funding Fee to Purchaser.

2.2. **Billing**. Purchaser may send a monthly statement to all Payors itemizing their account activity during the preceding billing period. All Payors will be instructed to make payments to Purchaser.

3. **Reserve Account**.

3.1. Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

3.2. Purchaser shall pay to Seller any amount by which the Reserve Account exceeds the Required Reserve Amount on third business day following the 15th and the last business day of each month.

3.3. Purchaser may charge the Reserve Account with any Obligation.

3.4. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

4. **Exposed Payments.**

4.1. Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the "Preference Reserve").

4.2. Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate of the Payor that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

4.3. Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Payor or otherwise.

5. **Authorization for Purchases**. Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from any officer, employee or representative of Seller.

6. **Fees and Expenses**. Seller shall pay to Purchaser:

6.1. **Factoring Fee**. The Factoring Fee on the date on which a Purchased Account is Closed.

6.2. **Misdirected Payment Fee**. Any Misdirected Payment Fee immediately upon its accrual. Notification will be made to Seller. Supporting documentation will also be made available. It is recognized that the costs imposed upon Purchaser by the Seller's action or inaction resulting in the imposition of this fee are difficult to ascertain, and this fee represents the good faith effort to compensate Purchaser without imposing upon the parties the expensive burden of litigating that cost, and is the agreed liquidated damages with result therefrom.

6.3. **Missing Notation Fee**. The Missing Notation Fee on any Invoice that is sent by Seller to a Payor that does not contain the notice as required by Section 12.3. hereof. It is recognized that the costs imposed upon Purchaser by the Seller's action or inaction resulting in the imposition of this fee are difficult to ascertain, and this fee represents the good faith effort to compensate Purchaser without imposing upon the parties the expensive burden of litigating that cost, and is the agreed liquidated damages with result therefrom.

6.4. **Early Termination Fee.** In the event that Seller elects to terminate this Agreement pursuant to Section 20.2. without providing the Termination Notice to Purchaser, an Early Termination Fee computed as three times the total fees earned by Purchaser hereunder during the month in which Purchaser earned the highest fees hereunder.

6.5. **Late Charge**. The Late Charge, on demand, on all past due amounts due from Seller to Purchaser hereunder.

6.6. **Out-of-pocket Expenses**. The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, postage and audit fees. Seller shall not be required to pay for more than two audits per twelve-month period.

6.7. **Minimum Volume Fee**. Purchaser shall make available at least $900,000 per quarter in order to purchase Sellers Eligible Accounts. In the event that Seller does not submit at least this amount of Eligible Accounts per quarter, Purchaser may apply a minimum fee equal to the minimum volume amount listed above times the Initial Factoring Fee.

7. **Repurchase Of Accounts.**

7.1. Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof together with any unpaid fees relating to the Purchased Account on demand:

7.1.1. **Notwithstanding Insolvency**. Notwithstanding an Account Debtor becoming Insolvent:

(a) Any Purchased Account:

(i) The payment of which has been disputed by the Payor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

(ii) For with Seller has breached any warranty as set forth in the Section 14.4.

(b) Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and

7.1.2. **Absent Insolvency of An Account Debtor.** If an Account Debtor has not become Insolvent on or prior to the Late Payment Date, any Purchased Account which remains unpaid beyond the Late Payment Date.

8. **Security Interest**.

8.1. As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in the Collateral.

8.2. Notwithstanding the creation of this security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

9. **Clearance Days**

9.1. For all purposes under this Agreement, Clearance Days will be added to the date on which Purchaser receives any payment.

10. **Authorization to Purchaser**

10.1. Seller irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:

10.1.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, proceeds of any Collateral;

10.1.2. Take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchaser's Accounts;

10.1.3. With respect to any of the following established or issued for the benefit of Seller, either individually or as a member of a class or group, file any claim under (i) any bond or (ii) under any trust fund.

10.1.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in any assets of Seller, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable;

10.1.5. File in the name of Seller or Purchaser or both:

(i) Mechanics lien or related notices, or

(ii) Claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty;

10.1.6. Notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser;

10.1.7. Communicate directly with Seller's Payors to verify the amount and validity of any Account created by Seller.

10.1.8. After an Event of Default:

(a) ~~Change the address for delivery of mail to Seller and to receive and open mail addressed to Seller;~~

(b) Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such Account Debtor), without affecting any of the Obligations;

10.1.9. File any initial financing statements and amendments thereto that:

(a) Indicate the collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

(b) Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and

(c) Contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser's rights;

10.1.10. Advise third parties that any notification of Seller's Account Debtors will interfere with Purchaser's collection rights.

10.1.11. File any Correction Statement in the name of Seller under Section 9-518 of the Uniform Commercial Code that Purchaser reasonably deems necessary to preserve its rights hereunder.

10.2. Seller authorizes Purchaser to accept, endorse and deposit on behalf of Seller any checks tendered by an Account Debtor "in full payment" of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

11. **ACH Authorization**. In order to satisfy any of the Obligations, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller.

12. **Covenants By Seller**.

12.1. After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Payor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

12.2. From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

12.3. Before sending any Invoice to an Account Debtor, Seller shall mark same with such notice of assignment as Purchaser may require.

12.4. Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

12.5. Seller shall not create, incur, assume or permit to exist any lien upon or with respect to any assets in which Purchaser now or hereafter holds a security interest.

12.6. Notwithstanding Seller's obligation to pay the Misdirected Payment Fee, Seller shall pay to Purchaser within two (2) business days following the date of receipt by Seller the amount of:

12.6.1. Any payment on account of a Purchased Account.

12.6.2. After the occurrence of an Event of Default, any payment on account of any Account.

12.7. Avoidance Claims.

12.7.1. Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim other than such claims that relate to Purchased Accounts that are owed by an Account Debtor which was Insolvent at the time the subject payment was received by Purchaser, and shall pay to Purchaser on demand the amount thereof.

12.7.2. Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim.

12.7.3. This provision shall survive termination of this Agreement.

13. **Account Disputes**.

13.1. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default Purchaser may Resolve such issues with respect to any Account of Seller.

14. **Representation and Warranties**. Seller represents and warrants that:

14.1. It is fully authorized to enter into this Agreement and to perform hereunder;

14.2. This Agreement constitutes its legal, valid and binding obligation; and

14.3. Seller is solvent and in good standing in the jurisdiction of its organization.

14.4. The Purchased Accounts are and will remain:

14.4.1. Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Seller's business;

14.4.2. To the best of Seller's knowledge, unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets, counterclaims, or rights of return or cancellation other than Accounts owed by an Account Debtor which was Insolvent;

14.4.3. Not sales to any entity that is affiliated with Seller or in any way not an "arms length" transaction.

14.5. Seller has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

15. **Indemnification**.

15.1. Seller agrees to indemnify Purchaser against and save Purchaser harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable attorneys' fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Seller to perform or observe its obligations under this Agreement.

16. **Disclaimer of Liability**.

16.1. In no event will Purchaser be liable to Seller for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this agreement, the transactions or relationships contemplated hereby or purchaser's performance or failure to perform hereunder, even if purchaser has been advised of the possibility of such damages.

17. **Default**.

17.1. **Events of Default**. The following events will constitute an Event of Default hereunder: (a) Seller defaults in the payment of any Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor, (b) Seller or any guarantor of the Obligations becomes subject to any debtor-relief proceedings, (c) any such guarantor fails to perform or observe any of such Guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (d) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations.

17.2. Waiver of Notice. PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

17.3. Effect of Default.

17.3.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

17.3.2. The Late Charge shall accrue and is payable on demand on any Obligation not paid when due.

18. **Account Stated**. Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within sixty (60) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

19. **Amendment and Waiver**. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

20. **Termination; Effective Date**

20.1. This Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms.

20.2. Either Party may terminate this Agreement by giving the other Party ninety (90) days ("Termination Notice Period") prior written notice of termination ("Termination Notice"), whereupon this Agreement shall terminate on the earlier date of the date of termination or the end of the then current Term.

21. **No Lien Termination without Release**. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Complete Termination has occurred. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

22. **Conflict**

22.1. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

23. **Severability**. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

24. **Enforcement**. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

25. **Relationship of Parties**. The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

26. **Attorneys' Fees**. Seller agrees to reimburse Purchaser on demand for:

26.1. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in:

26.1.1. Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Purchaser;

26.1.2. Protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Purchaser's lien priority;

26.2. The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller. This provision shall survive termination of this Agreement.

26.3. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller's plan there under.

27. **Entire Agreement**. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

28. **Choice of Law**. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

29. **Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.**

29.1. **Venue; Jurisdiction**. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in the Chosen State, in the city in which Purchaser's chief executive office is located, or if none, any court sitting in the Chosen State (the "Acceptable Forums"). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum. .

30. **Time of the Essence**

30.1. It is agreed that time is of the essence in all matters herein.

31. **Service of Process**

32. Seller agrees that Purchaser may effect service of process upon Seller by certified mail, return receipt requested, at the address set forth herein or to such other addresses Seller as may in writing hereafter indicate, or at the option of Purchaser by service upon Seller's agent for the service of process.

33. **Assignment**

34. Purchaser may assign its rights and delegate its duties hereunder. Upon such assignment, Seller shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser.

35. **Counterparts**.

36. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

37. **Notice**.

37.1. All notices required to be given to any party hereunder shall be deemed given upon the first to occur of (i) three (3) business days after deposit thereof in a receptacle under the control of the United States Postal Service, (ii) receipt of a confirmation by the sender of the transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party.

37.2. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

Address:	3 Bala Plaza East Suite 117 Bala Cynwyd, Pennsylvania 19004
Officer:	Donald McDonald
Fax Number:	610-784-7700

PURCHASER

Address:	146 2nd Street N., Suite 200 St. Petersburg, FL 33701
Officer:	Chris Youmans
Fax Number:	(727) 822-5843

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:

Skinny Nutritional Corporation

By: ____________________
Name: Donald J. McDonald
Title: Chief Financial Officer

PURCHASER:

United Capital Funding Corp.

By: ____________________
Name: Ivan Baker
Title: Managing Partner

VALIDITY STATEMENT

To induce **United Capital Funding Corp.** ("Factor") to extend or to continue to extend financial accommodations to **Skinny Nutritional Corporation** ("Seller"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to Factor as follows:

1. Promise to Pay and Perform. Guarantor irrevocably guarantees to Factor the prompt performance of all obligations, of Seller (or any successor-in-interest of Seller) of every kind and character owed to Factor (the "Guaranteed Obligations").

2. Modifications to Guaranteed Obligations. Guarantor acknowledges and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Factor may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties obligated with respect to, the Guaranteed Obligations or may grant other indulgences to Seller in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

3. WAIVERS BY GUARANTOR. GUARANTOR WAIVES ALL SURETYSHIP DEFENSES.

4. GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF FLORIDA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5. ATTORNEYS FEES. In any litigation arising hereunder based on a contract claim, the prevailing party shall recover its attorney's fees and expenses from the unsuccessful party. Factor shall recover from Guarantor all Factor's costs and expense, including reasonable attorneys' fees and expenses, incurred in any litigation arising out of any other claim.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of ______________________.

____
Donald McDonald, individually

____

Notary acknowledgement

UNITED
CAPITAL
FUNDING CORP

Amendment to the Factoring and Security Agreement between United Capital Funding Corp. and Skinny Nutritional Corporation dated February 20, 2009

Amendment date: September 16, 2009

The Factoring and Security Agreement (the "Agreement") between United Capital Funding Corp. ("United") and Skinny Nutritional Corporation ("Skinny") dated February 20, 2009 is hereby amended by the addition of the paragraph below.

7.1.3. **Credit Insurance.** To the extent purchaser has credit insurance on an account debtor, Purchaser will purchase Invoice(s) on a non recourse basis as it relates to the credit risk of the Account Debtor.

Agreed and accepted:

Mr. Donald McDonald
Principal
Skinny Nutritional Corporation

Date: 9/15/09

Mr. Chris Youmans
President
United Capital Funding Corp.

Date: 9-22-09